SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[X]   Preliminary Proxy Statement         [X]  Confidential, for Use of the
                                               Commission Only (as permitted by
[ ]   Definitive Proxy Statement               Rule 14a-6(e)(2))
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                 DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]    No fee required.
[X]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.
       1) Title of each class of securities to which transaction applies:
                           Limited Partnership Units
          ----------------------------------------------------------------------
       2) Aggregate number of securities to which transaction applies:
                                   17,102.52
          ----------------------------------------------------------------------

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                    Minimum Aggregate Sales Price of $3,480,000
          ----------------------------------------------------------------------
       4) Proposed maximum aggregate value of transaction:
                                      N/A
          ----------------------------------------------------------------------
       5) Total fee paid:
                                     $696.00
          ----------------------------------------------------------------------
[ ]    Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)    Amount Previously Paid:

             ---------------------------------------------
       2)    Form, Schedule or Registration Statement No.:

             ---------------------------------------------
       3)    Filing Party:

             ---------------------------------------------
       4)    Date Filed:

             ---------------------------------------------

                 DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
                         101 W. 11th Street, Suite 1110
                           Kansas City, Missouri 64105



________________________________________________________________________________

                     REQUEST FOR CONSENT OF LIMITED PARTNERS

________________________________________________________________________________



Dear Limited Partner:

          As discussed more fully in the attached Consent Statement, we are soliciting the consent of Limited Partners to a sale of all the Partnership's remaining properties and a subsequent liquidation of the Partnership. We believe that a liquidation of the Partnership is in the best interests of the Limited Partners. Please read the Consent Statement carefully before filling out the attached Consent Card.

          Holders of more than 50% of the outstanding Partnership Units must approve the sale of all or substantially all of the Partnership's assets. Only Limited Partners of record at the close of business on April 30, 2002 will be entitled to notice of, and to participate in, the vote. Failure of a Limited Partner to return a Consent Card will constitute a vote AGAINST the proposed sale.

          If Limited Partners holding a majority of outstanding Partnership interests do approve of the sale, we will aggressively pursue the final sale of the properties on the terms described in the Consent Statement.

          Your consent is important. Please sign and date the enclosed Consent Card and return it promptly in the enclosed return envelope. You may revoke your Consent in writing.

                                             Very truly yours,

                                             THE PROVO GROUP, INC.,
                                             as General Partner of
                                             DIVALL INCOME PROPERTIES 3 LIMITED
                                             PARTNERSHIP

                                             May 15, 2002

                 DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP
                           101 W. 11TH ST. SUITE 1110
                           KANSAS CITY, MISSOURI 64105


                                CONSENT STATEMENT
                                  May 15, 2002

          This  Consent  Statement  is  being  furnished  to  holders  ("Limited
Partners") of limited partnership interests ("Units") in DiVall Income Properties 3 L.P., a Wisconsin limited partnership ("Partnership"), in connection with the solicitation of written consents by the Partnership to approve a sale of all of the Partnership's properties (the "Proposed Sale"), and to subsequently liquidate the Partnership. No meeting will be held in connection with this solicitation of consents from the Limited Partners. To be counted, a properly signed Consent Card must be received by the independent voting tabulator Phoenix American Financial Services, Inc. (the "Tabulator") on or before June 30, 2002. Failure of a Limited Partner to return a Consent Card will constitute a vote AGAINST the Proposed Transaction.

          This Consent is solicited by The Provo Group, Inc. (the "General Partner"), the sole general partner of the Partnership. Solicitation of consents other than by mail may be made by telephone, facsimile or in person by regularly employed officers, agents and employees of the General Partner, who will not receive additional compensation for their efforts. The total cost of soliciting consents will be borne by the Partnership.

          Only Limited Partners of record at the close of business on March 31, 2002 will be entitled to vote by executing and returning the enclosed Consent Card. A vote "FOR" the Consent will authorize the Partnership to proceed with the Proposed Sale. A Limited Partner may revoke its Consent Card at any time prior to June 30, 2002 or other conclusion of the Consent process (whichever is earlier), by mailing a properly executed Consent Card bearing a later date or by mailing a signed, written notice of revocation to the attention of the General Partner or the Tabulator. Revocation of a Consent Card will be effective upon receipt by the General Partner or the Tabulator of either (i) an instrument revoking the Consent Card or (ii) a duly executed Consent Card bearing a later date. This Consent Statement and Consent Card were first mailed to Limited Partners on or about May 15, 2002. Once the General Partner received Consent Cards from a majority of the Limited Partners voting "FOR" the Proposed Sale or voting against the Proposed Sale, the General Partner may declare the Consent process concluded and be bound by the results of such process.

                                  INTRODUCTION
                                  ------------

General Information

          The Partnership is currently engaged in the business of owing and operating its investment portfolio of commercial real estate. The Partnership currently owns four (4) properties (collectively the "Properties" and individually a "Property") and specialty leasehold improvements for use in the Properties. Previously, all of the Properties were leased to an operator of a business as tenant ("Tenant") on a triple-net basis with the Partnership as lessor (collectively, the "Leases," individually a "Lease"). Over the past year
(i) the Tenant of the Oak Creek Property entered into a termination agreement with the Partnership and vacated the premises, (ii) the Tenant of the Colorado Springs Property filed for bankruptcy, rejected its Lease and has vacated those premises, and (iii) the Partnership's interest in property located at 9060 Arapahoe Road, Englewood, Colorado has been terminated due to the same Tenant's bankruptcy. The two other Tenants operate as fast-food or casual/theme restaurants ( Hardee's and Applebee's). The Properties are listed below:

                                                                    Expiration
Location                Tenant          Concept       Base Rent     of Lease
--------                ------          -------       ---------     --------

2101 Greentree Rd.      B.T. Woodlipp,  Applebee's   $116,040.00    11/30/09
Pittsburgh, PA          Inc.

2450 E. Layton Ave.     Hardee's Food   Hardee's      92,000.00     01/31/10
St. Francis, WI         Systems, Inc.

9505 S. 13th St.        Vacant          Hardee's      N/A           N/A
Oak Creek, WI

4375 Sinton Rd.         Vacant          Denny's       N/A           N/A
Colorado Springs, CO



The Partnership is hereby soliciting written consents from each partner

          The General Partner is seeking the consent of the Partnership's Limited Partners to sell all of the assets of the Partnership and the subsequent liquidation and dissolution of the Partnership.

          The Partnership's Amended and Restated Agreement of Limited Partnership (the "Partnership Agreement") provides in Section 10.2 that the General Partner may not sell substantially all of the properties without the approval of Limited Partners holding more than 50% of the Units. The total number of outstanding Units as of December 31, 2001, was 17,102.52 Units. Each Unit is entitled to one vote. There is no established trading market for the Units.

          As of December 31, 2001, the Partnership had approximately 976 record holders of Units in the Partnership. According to filings with the Securities and Exchange Commission, The Engineers Joint Pension Fund owns 6.57% percent of the Partnership's outstanding Units. To the best knowledge of the General
Partner, no other person or group owns more than five percent of the Partnership's outstanding Units. Neither the General Partner, nor any of its officers or directors are the beneficial owners of any Units.

Forward-Looking Statements

This Consent Statement contains forward-looking statements. When used in this Consent Statement, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements; however, not all forward-looking statements will contain such expressions. Such statements are subject to a number of risks and uncertainties. Actual results or events in the future could differ materially from those described in the forward-looking statements as a result of the inability of the general partner to find a suitable purchaser for the properties, the inability to agree on an acceptable purchase price or contract terms, a decrease in the financial performance of the properties, the discovery of an environmental condition impacting one or more of the properties, an economic downturn in the markets in which the properties are located and other factors set forth in this Consent Statement. The partnership undertakes no obligation to publicly release any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.


              BACKGROUND AND RECOMMENDATIONS OF THE GENERAL PARTNER
              -----------------------------------------------------

Recent Developments

         Bankruptcy of Phoenix Restaurant Group, Inc.
         -------------------------------------------

         In 1991 and 1992 the Partnership entered into two lease arrangements with L&H Restaurants, Inc., a predecessor in interest to Phoenix Restaurant Group, Inc. ("Phoenix"). On July 1, 1991, Phoenix, as lessee, and Rollco Investment Co. ("Rollco"), as lessor, entered into a lease agreement (the "Ground Lease") on certain real property known as 9060 Arapahoe Road, Englewood, Colorado (the "Englewood Property"). Simultaneously, Phoenix as assignor assigned all of its right and interest in the Ground Lease to the Partnership, as assignee, and the Partnership assumed all of Phoenix's rights and interests, but not the obligations under the Ground Lease. Then, the Partnership, as landlord, and Phoenix, as tenant, entered into an Absolutely Triple Net Lease on the Englewood Property (the "Englewood Lease"). Also, pursuant to an Absolutely Triple Net Lease among Phoenix and the Partnership dated April 1, 1992 (the "Colorado Springs Lease"), the Partnership leased the property commonly known as 4375 Sinton Road, Colorado Springs, Colorado to Phoenix.

         On October 31, 2001, Phoenix filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. On November 1, 2001, Phoenix filed a motion in the Bankruptcy Court to reject (i) both the Ground Lease and the Englewood Lease with respect to the Englewood Property, and (ii) the Colorado Springs Lease. On November 6, 2001, the Bankruptcy Court approved Phoenix's motion with respect to both of these Properties. Since the Partnership did not assume any of Phoenix's obligations under the Ground Lease, the Partnership has taken the position that it has no continuing interest in the Englewood Property and is not liable for any amounts of unpaid rent or expenses due to Rollco from Phoenix under the Ground Lease or the Englewood Lease, if any. Phoenix has vacated the Colorado Springs Property.

         The  foregoing   events  have  left  the  Partnership  with  only  four
Properties, two of which are vacant and unrented.


Description of Partnership's Business

         The operating revenue of the Partnership is derived from rent on the Leases. Lease terms for the Properties were generally 20 years from their inception. The existing Leases provide for a "Base Rent" and a "Percentage Rent." The Tenant is required to pay the Base Rent on a monthly basis, as well as be responsible for all taxes, insurance, utilities, and day-to-day maintenance and repair obligations with respect to each Property. The Tenant is required to pay Percentage Rent if the sales revenues generated by the Property (with certain adjustments) exceed certain levels measured on an annual basis. Percentage Rent, if applicable to a Property and if earned with respect to such Property, is usually payable annually. Only one of the Partnership's remaining Properties has ever paid Percentage Rent. Generally, the best way to increase net operating revenues with respect to the Partnership's portfolio is for (i) Base Rents to increase, (ii) Percentage Rents to increase, or (iii) the Partnership to reduce expenses.

         Base Rents. The Tenant is required to pay the Base Rent on a monthly basis, as well as be responsible for all taxes, insurance, utilities, and day-to-day maintenance and repair obligations with respect to each Property. Aggregate Base Rent payments to be received under the existing Leases for the Properties are as follows:

         Year ending
         December 31,
          2002                                208,040
          2003                                208,040
          2004                                208,040
          2005                                208.040
          Thereafter                          622,117
                                           ----------
                                           $1,414,217
                                           ==========

         Percentage Rents. Percentage Rents are generally viewed as a function of inflation, the overall success of the restaurant concept, and the success of the individual location. There is little that the Partnership, as landlord, can do to positively affect the Percentage Rent earned at any of the Properties. Given the low inflation rate that has predominated in the U.S., and the highly competitive nature of the convenience restaurant sector, there is little indication that external forces (e.g., inflation) will drive up the Percentage Rents significantly in the near future. Percentage Rents attributed to 2001, 2000, and 1999 were $25,731, $19,088, and $15,733, respectively, all originating from the Applebee's location.

         Expenses. The General Partner believes that the expenses associated with managing the Partnership compare favorably with other partnerships managing similar portfolios in the industry. The General Partner believes that the expenses incurred by the Partnership in 2001 represent the expected level of expenses. Although the General Partner will continue to work to reduce expenses while retaining the quality of services, the General Partner does not predict significant reductions in expenses for the foreseeable future.

Background of Partnership

         The original general partners, Gary DiVall and Paul Magnuson, diverted substantial assets from the Partnership. Both individuals have been convicted of various offenses and been incarcerated. Since becoming the general partner of the Partnership in May of 1993, The Provo Group, Inc., an Illinois corporation ("Provo") has constantly looked to maximize the value of the Partnership. Provo has worked to restore confidence in management and provide accountability of the General Partner to the Limited Partners by appointing the Advisory Board, made up of limited partners and representatives of the broker/dealer community. Provo also initiated successful efforts to recover funds from the former general partners and former accountants and attorneys for the Partnership. These efforts have resulted in the Partnership recovering significant amounts.

Reason for Consent

         In 1998, the General Partner determined for a variety of reasons, that it was in the best interest of the Limited Partners and the Partnership to attempt to sell the Properties and then liquidate and dissolve the Partnership. The General Partner solicited and obtained the consent (the "1998 Consent") of the holders of more than fifty percent (50%) of the Units to attempt to dispose of the Properties upon certain terms.

         Although the Partnership made substantial effort to market the Properties during 1998, it did not receive a bid for the Properties which met the terms of the 1998 Consent. Though the Partnership has entertained some proposals to acquire the Properties over the past several years, none have met the criteria established in the 1998 Consent, nor have they been of a nature that the General Partner believed warranted seeking the approval of the Limited Partners. The General Partner believes that the 1998 Consent is so stale at this point that it no longer serves as appropriate authority to proceed with a sale, even if one were available on the terms outlined in such Consent.

         Following the bankruptcy of Phoenix, the Partnership listed the Colorado Springs location both for sale and for lease. Subsequently, the Partnership has received several offers to purchase the Colorado Springs location for amounts equal to or exceeding its listing price of $725,000. The General Partner believes that the Colorado Springs location can be sold at the fair market value prior to the end of this calendar year.

         The Partnership has accepted an offer from Milwaukee Street Partners, LLC ("MSP") to buy the remaining three (3) Properties for an aggregate purchase price of $2,755,000. The General Partner believes the purchase price represents the fair market value of the remaining three Properties and that the other terms of the MSP's offer are in the best interest of the Partnership. The Partnership has entered into a contract to sell the remaining three Properties to MSP (the "MSP Contract"). The MSP Contract is expressly conditioned upon the Limited Partners of the Partnership authorizing the General Partner to enter into the MSP Contract and sell all of the Partnership's Properties and subsequently liquidate and dissolve the Partnership not later than December 31, 2002.

         If the holders of more than fifty percent (50%) of the Units vote FOR the Proposed Sale, the General Partner will proceed to close the MSP Contract in accordance with its terms (making any adjustments which the General Partner deems to be in the best interest of the Partnership), make good faith efforts to complete the sale of the Colorado Springs Property upon terms favorable to the Partnership and proceed with the dissolution of the Partnership. If the Limited Partners do not authorize such sale, the General Partner will continue to manage the Partnership in a manner to enhance its value. Of course, the General Partner reserves the right at any time in the future, to seek the approval of the Limited Partners with respect to any disposition of all or substantially all of the Partnership's assets if the General Partner deems such disposition to be in the best interest of the Limited Partners.

Recommendation of the General Partner

         The General Partner believes the proposed sale of all four of the Partnership's Properties, including the sale of the three Properties subject to the MSP Contract (the "Proposed Sale") is in the best interests of the Limited Partners and strongly recommends a vote in favor of the Proposed Sale because:
(1) the Partnership's current size limits operating efficiencies; (2) potential for a decrease in property values; and (3) the lack of an established trading market for the Units. See "Description of the Proposed Sale -- Advantages to the Limited Partners."

                          DESCRIPTION OF PROPOSED SALE
                          ----------------------------

MSP Contract

         The MSP Contract provides for an aggregate purchase price of $2,755,000. The Lease with respect to the Pittsburgh Property (the Applebee's) grants the Tenant a right of first refusal at the purchase price and upon the terms of the MSP Contract. The Partnership has provided the Tenant with proper written notice and the Tenant has waived its right of first refusal with respect to the MSP Contract. MSP is obligated to purchase all three Properties.

         MSP has up to 90 days following the expiration of Tenant's right of first refusal to secure financing, and if unable to do so MSP may terminate the MSP Contract. If, following the Closing of the MSP Contract, MSP executes a contract to sell any of the Properties it acquires from the Partnership prior to November 1, 2002, the Partnership shall be entitled to receive 50% of any gain that MSP realizes an such sale, less reasonable costs and expenses.

         At Closing (i) Base Rent and Percentage Rent (based on actual Percentage Rent paid for 2001) shall be prorated, (ii) the Buyer shall take the Properties subject to all real estate or personal property taxes, and (iii) the Buyer shall pay the Partnership a percentage of any accounts receivable any Tenant owes the Partnership with respect to any Property as of the date of Closing.

         Certain fees, costs and expenses will be incurred by the Partnership in the Proposed Sale (the "Expenses"). Such Expenses may include (i) title insurance fees, (ii) survey fees, (iii) legal fees, (iv) brokerage fees/commissions, (v) filing fees, and (vi) such other fees and expenses as are ordinary and necessary in connection with a large real estate transaction.

         Following the consummation of the Proposed Sale, the Partnership will incur additional expenses associated with winding up the Partnership's affairs and liquidating its assets. Those expenses include, without limitation: (i) wind-up insurance premiums, (ii) escheat fees, (iii) legal fees, (iv) consent solicitation fees, (v) printing and postage expenses, (vi) tax preparation and audit fees, (vii) investor servicing fees, (viii) taxes, and (ix) management fees and supplies. The General Partner estimates that following the payment of all fees, costs and expenses arising from the sale of the Properties, the ongoing operation of the Partnership and the wind-up and liquidation of the Partnership, that the cash available for distribution to the Limited Partners will be between $3,250,000 and $3,600,000, or between $190.00/Unit and $210.50/Unit.

Advantages to the Limited Partners

         Lack of Operating Efficiency. At its inception, the Partnership owned and managed nine properties. As of this date, the Partnership has disposed of all but four of those properties. See "General Information." At its current size, the Partnership no longer benefits from the management efficiencies that occur when operating multiple properties. The Partnership's expenses have not decreased in proportion to the number of properties sold and the resulting decrease in net cash flows from operations. This problem has been exacerbated by the vacancies which the Partnership is currently experiencing. Certain expenses of the Partnership, such as audit fees, the contractual minimum management fees, tax return and K-1 preparation, and securities law compliance fees, are relatively fixed and do not vary with the number of properties owned. Consequently, the General Partner believes that the Proposed Sale would provide the most profitable and efficient manner to distribute the Partnership's value to the Limited Partners.

         Maximizing Value. The General Partner believes that the Proposed Sale will maximize the Partnership's realization of value in the Properties. Two of the Properties are currently leased under 20 year leases, with remaining lease terms of between 7 and 8 years. The remaining terms of the Leases are one of the primary factors that a prospective buyer will evaluate in pricing the Properties. As the leases approach maturity, prospective buyers are likely to attribute a greater discount to the value of the Properties and, therefore, if the Partnership continues to hold the Properties, the General Partner believes that these Properties' fair market value may decrease. The General Partner believes that the proposed purchase prices for the two vacant properties reflects its current market value. The most viable way of increasing these Properties' values is to obtain long-term favorable leases for these Properties. The General Partner is uncertain that can be accomplished.

         The aggregate purchase prices of the Properties subject to the MSP Contract is in excess of the Properties' appraised values pursuant to the 1998 appraisals received from Valuation Associates Real Estate Group of Orlando, Florida.

         Lack of an established trading market. There is currently no active or established trading market for Units. The Proposed Sale would provide an efficient and cost effective manner for Limited Partners to realize the value of their Units without having to comply with the conditions and restrictions of selling Units individually. The General Partner believes that the Proposed Sale is the most attractive opportunity for the Limited Partners to obtain the value of their Units. Selling Units individually may require selling at a price below the underlying asset value to attract a buyer for an illiquid investment.

Disadvantages to Limited Partners

         While the General Partner believes that the Proposed Sale would be in the best interests of the Limited Partners, each Limited Partner should consider the following factors in evaluating the Proposed Sale. Upon the completion of the liquidation, Limited Partners will no longer receive distributions of cash flows from operations since the Partnership will no longer be operating the Properties. However, Limited Partners will receive a distribution of the net proceeds from the sale of Properties, after deduction of certain expenses and fees as described above. Limited Partners will be subject to capital gains taxes to the extent the sales price per Unit exceeds the Limited Partner's adjusted tax basis in each Unit. Finally, Limited Partners will not benefit from future appreciation, if any, in the value of the Properties if the Properties are sold.

Advantages to the General Partner

         The Permanent Management Agreement ("PMA") and the amended Partnership Agreement both provide for the General Partner to receive up to a 3% commission ("Disposition Fee") on the sale of any Partnership properties if it provides a substantial portion of the services in the sales effort. The General Partner has provided a substantial portion of the services in connection with the sales effort. While eventually all Properties will be sold, consummation of the Proposed Sale will allow the General Partner to collect such fees earlier than it might otherwise if the Partnership remained an ongoing concern, but conversely eliminates future management fees to the General Partner following liquidation of the Partnership.

           FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED TRANSACTION
           -----------------------------------------------------------

         The following is a summary of the material Federal income tax consequences which may affect a Limited Partner resulting from the Proposed Sale. This summary is not intended as a substitute for careful tax planning, and consequences may vary according to each Limited Partner's individual circumstances.

         This summary is based on the Internal Revenue Code of 1986, as amended ("Code"), as well as currently existing regulations thereunder, judicial decisions and current administrative rules and practices. The following discussion does not discuss the impact, if any, state or local taxes may have on the Proposed Sale. Furthermore, no assurance can be given as to the accuracy or completeness of this summary.

Taxation of Partnerships in General

         An entity classified as a partnership for federal income tax purposes is not subject to federal income tax. Rather, income or loss "flows through" the partnership to the partners, who are taxed individually on their allocable shares of partnership income, gain, loss or deductions. However, the partnership is a tax reporting entity that must file an annual return disclosing the partnership's gain or loss. The tax treatment of partnership items of taxable income or loss is generally determined at the partnership level. Each partner is required to treat partnership items on its return in a manner consistent with the treatment of such items on the partnership return and may be penalized for intentional disregard of the consistency requirement. Each partner must account for its allocable share of partnership taxable income or loss in computing its income tax, whether or not any actual cash distribution is made to such partner during its taxable year.

Basis of Partnership Interests

         A partner's basis in its unit is equal to its cost for such unit, reduced by its allocable share of partnership distributions, taxable losses and expenditures of the partnership not deductible in computing its taxable income and not properly chargeable to its capital account, and increased by its allocable share of partnership taxable profits, income of the partnership exempt from tax and additional contributions to the partnership. For purposes of determining basis, an increase in a partner's share of partnership liability is treated as a contribution of money by that partner to the partnership. Conversely, a decrease in its share of partnership liability is treated as distribution of money from the partnership. Generally, a partner may not take recourse liabilities into account in determining its basis except to the extent of any additional capital contribution it is required to make under the partnership agreement. However, if a partnership asset is subject to a liability for which no partner has any personal liability, in general, the partner's allocable share of the nonrecourse liability will be taken into account to determine basis.

Effect of the Proposed Sale

         The Proposed Sale will be a taxable event to the Limited Partners. Gain or loss on a sale generally will be measured by the difference between the amount realized and the adjusted basis of the assets that are sold. Generally the amount realized is the sum of any money received, plus the fair market value of any property received, plus the amount of liability from which the partnership is discharged as a result of the sale. The adjusted basis of property is generally the initial tax basis less deductions, allowed or allowable, for depreciation.

         A substantial portion of the assets to be sold, including building, land and equipment, which were held for more than one year are expected to be treated as "section 1231 assets." Section 1231 assets are property used in the trade or business of a character which is subject to the allowance for depreciation, held for more than one year, and real property used in the trade or business held for more than one year. Gains or losses from the sale of section 1231 assets would be combined with any other section 1231 gains or losses incurred by the Partnership in that year, and the section 1231 gains or losses would be allocated to the Limited Partners as provided in the Partnership Agreement.

Effect of Liquidation

         Generally, upon the liquidation of a partnership, gain will be recognized by and taxable to a partner to the extent the amount of cash distributed to it exceeds the partner's basis in its Unit at the time of distribution. Any gain or loss which a Limited Partner recognizes from a liquidating distribution is generally taxed as capital gain or loss. However, any income or loss received from the normal operations of the partnership during the year of liquidation, may constitute ordinary income or loss.

         Any capital gain or loss will be treated as long-term if the Limited Partner has held its Units for more than twelve months when the liquidation is consummated. For non-corporate limited partners, long-term capital gains are generally taxed at a maximum effective rate of 20%. If the Limited Partner has held its Units for less than a year, any gain will be a short-term capital gain. Short-term capital gains are taxed as ordinary income. Capital losses generally are deductible only to the extent of capital gains plus, in the case of a non-corporate Limited Partner, up to $3,000 of ordinary income. Capital losses realized upon the liquidation may be utilized to offset capital gains from other sources and may be carried forward, subject to applicable limitations.

Exempt Employee Trusts and Individual Retirement Accounts

         Tax-exempt organizations, including trusts which hold assets of employee benefit plans, although not generally subject to federal income tax, are subject to tax on certain income derived from a trade or business carried on by the organization which is unrelated to its exempt activities. However, such unrelated business taxable income does not in general include income from real property, gain from the sale of property other than inventory, interest, dividends and certain other types of passive investment income that is derived from "debt-financed properties" as defined in Section 514 of the Code. Further, if, as the Partnership believes, the Properties are not characterized as "inventory," and are not held primarily for sale to customers in the ordinary course of the Partnership's business, the income from the sale of the Properties should not constitute unrelated business taxable income. Finally, the Partnership's temporary investment of funds in interest-bearing instruments and deposits also should not give rise to unrelated business taxable income.

         THE FOREGOING ANALYSIS CANNOT BE, AND IS NOT INTENDED AS, A SUBSTITUTE FOR CAREFUL TAX PLANNING. LIMITED PARTNERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR OWN TAX SITUATIONS AND THE EFFECTS OF THIS TRANSACTION AS TO FEDERAL TAXES INCLUDING, BUT NOT LIMITED TO, INCOME AND ESTATE TAXES.

                DISTRIBUTION UPON LIQUIDATION OF THE PARTNERSHIP
                ------------------------------------------------

         Upon completion of the Proposed Sale, the Partnership will be dissolved and its business wound up in accordance with Article VIII of the Partnership Agreement. The sale proceeds, after establishing any necessary cash reserves to cover liabilities, will be distributed to the Limited Partners and the General Partner in the manner set forth in the Partnership Agreement, although the distribution to the General Partner is expected to be limited to the minimum amount necessary to cover its tax obligations resulting from the liquidation. In addition, pursuant to Paragraph 24 of the Permanent Manager Agreement between the Partnership and the General Partner, the Partnership may use proceeds from the Indemnification Trust to purchase general liability insurance coverage in a policy that will cover a "tail" period. The insurance would cover the General Partner against claims arising from or related to the General Partner's operation of the Partnership. The insurance would not include coverage for criminal acts or fraud. The remainder of the amounts in the Indemnification Trust would be distributed with the sale proceeds during liquidation.



                             REGULATORY REQUIREMENTS
                             -----------------------

         Other than the requirement under Wisconsin law that the Partnership file a Certificate of Cancellation to dissolve the Partnership, there are no federal or state regulatory requirements that apply to the Proposed Sale.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
                -------------------------------------------------


         The following document filed by the Partnership with the Securities & Exchange Commission are hereby incorporated in this Consent Statement by reference:

         Annual Report on Form 10-K for the fiscal year ended December 31, 2001 ("Form 10-K").

         All reports and other documents filed by the Partnership after the date of this Consent Statement pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 and prior to the final date on which written consents may be received shall be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such reports or documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Consent Statement to the extent that a statement contained herein or in another document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Statement.

                 DIVALL INCOME PROPERTIES 3 LIMITED PARTNERSHIP,
                         a Wisconsin Limited Partnership

                      CONSENT OF LIMITED PARTNER TO SALE OF
                        ALL OF THE PARTNERSHIP'S PROPERTY

         The undersigned Limited Partner acknowledges receipt of the Consent Statement dated May 15, 2002 respecting the proposed sale of the Partnership's properties and the subsequent liquidation of the Partnership. The undersigned Limited Partner understands that the General Partner is seeking the consent of the Limited Partners to a sale of all of the Partnership's properties to one or more buyers.

         The General Partner recommends a vote FOR a sale of the Partnership's properties.

         THIS PROPOSED SALE OF THE PARTNERSHIP'S PROPERTIES REQUIRES THE APPROVAL BY THE HOLDERS OF MORE THAN 50% OF THE OUTSTANDING UNITS OF THE PARTNERSHIP.

         PLEASE CHECK THE APPROPRIATE BLANK BOX BELOW IN BLUE OR BLACK INK TO INDICATE YOUR VOTE ON THIS MATTER.

         Consent to the Sale of the Partnership's Properties: proposal to authorize the General Partner to sell all of the Partnership's properties at such prices and upon such terms as the General Partner shall determine including pursuant to the MSP Contract. Approval of a sale of the Partnership's properties will also be deemed a consent to the termination and dissolution of the Partnership, such dissolution to occur, not later than December 31, 2002 if the sale is consummated in a timely manner.

                  FOR [  ]     AGAINST [  ]     ABSTAIN [  ]


            _______________________________        Date:________________________
            Signature of Unit Holder

            _______________________________
            Print Name

[LABEL]
            _______________________________        Date:_______________________
            Signature of Unit Holder,
            if held jointly

            _______________________________
            Print Name

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THE ABOVE LABEL REPRESENTING YOUR LIMITED PARTNERSHIP INTEREST. WHEN SUCH INTEREST(S) ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE OF SUCH. IF A CORPORATION, PLEASE HAVE SIGNED IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE HAVE SIGNED IN THE PARTNERSHIP'S NAME BY AN AUTHORIZED PERSON.